QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.3

SUPPLEMENT TO CONSENT SOLICITATION STATEMENT

CONSENT SOLICITATION
relating to the
$150 million of 6 3/8% Senior Notes Due 2013
CUSIP No. 492914AP1
and
$275 million of 8 3/8% Senior Notes Due 2008
CUSIP No. 492914AN6
of
Key Energy Services, Inc.

        This supplement supplements and amends our Consent Solicitation Statement dated July 6, 2004, pursuant to which we are soliciting consents from the holders of our outstanding 6 3/8% senior notes due 2013 and 8 3/8% senior notes due 2008, collectively the notes, to amend certain provisions in the indentures governing the notes.

        In this supplement, we are supplementing and amending the consent solicitation to:

  •
  extend the expiration date of the consent solicitation to 5:00 p.m., New York City time, on July 19, 2004;

  •
  increase the amount of the cash payment that we will pay or cause to be paid to each consenting holder for which letters of consent have been received from such consenting holder before the expiration date and not revoked and accepted by the Company, collectively, the consenting notes, to $5.00 for each $1,000 principal amount of consenting notes held by such consenting holder;

  •
  if we are unable to provide by October 1, 2004 the financial information that would have been required to be provided pursuant to the financial reporting covenants under the indentures governing the notes (absent the amendments to such indentures contemplated by this consent solicitation) and which has not yet been provided, collectively, the waived financial information, agree to pay or cause to be paid, within three business days of such date, to each consenting holder $2.50 in cash for each $1,000 principal amount of consenting notes and agree to pay or cause to paid an additional $2.50 in cash for each $1,000 principal amount of consenting notes within three business days of the first day of each month thereafter, through and including December 1, 2004, if we are unable to provide the waived financial information by the first day of such month;

  •
  agree to file with the Commission on Form 8-K selected financial and activity information for the quarter ended June 30, 2004, no later than the 50th day after the end of such quarter and, until the earlier of the date we provide the waived financial information or December 31, 2004, agree to file with the Commission on Form 8-K selected preliminary financial and activity information for each month after June 2004, not later than the 50th day after the end of such month, such information to include the following: revenues, certain expense data (including interest expense), current assets (including cash and cash equivalents) and current liabilities, outstanding indebtedness, capital expenditures, status of compliance with credit facility covenants (including amounts available for borrowing), management's discussion and analysis of the foregoing information and disclosure of rig hours and trucking hours; and

  •
  correct a misstatement in the Risks Factors section of the Consent Solicitation Statement.

        Except as set forth herein, no other terms of the consent solicitation have been amended or supplemented and all such other terms remain as set forth in the Consent Solicitation Statement. Terms used herein shall have the meanings given to them in the Consent Solicitation Statement.

The solicitation agent for the consent solicitation is:

The information agent and tabulation agent for the consent solicitation is:

D.F. King & Co., Inc.

The date of this supplement is July 15, 2004.

MODIFICATION TO THE CONSENT SOLICITATION

Extension of the Expiration Date

        The expiration date of the consent solicitation is hereby extended to 5:00 p.m., New York City time, on July 19, 2004, unless we, in our sole discretion, extend the period during which the consent solicitation is open, in which event the expiration date will be the latest time and date to which the consent solicitation is extended.

Increase in the Consent Payment

        The terms of the consent solicitation are hereby modified so that the consent payment that we will pay or cause to be paid to each consenting holder from whom a letter of consent has been received from such consenting holder before the expiration date and not revoked and accepted by the Company is increased to $5.00 for each $1,000 principal amount of consenting notes by such consenting holder.

Agreement to Make Further Consent Payments

        The terms of the consent solicitation are hereby modified so that, if we are unable to provide by October 1, 2004 the waived financial information, we agree to pay or cause to be paid, within three business days of such date, to each consenting holder $2.50 in cash for each $1,000 principal amount of consenting notes and agree to pay or cause to paid an additional $2.50 in cash for each $1,000 principal amount of consenting notes within three business days of the first day of each month thereafter, through and including December 1, 2004, if we are unable to provide the waived financial information by the first day of such month.

Agreement to Deliver Financial Information

        The terms of the consent solicitation are hereby modified so that we agree to file with the Commission on Form 8-K selected financial and activity information for the quarter ended June 30, 2004, no later than the 50th day after the end of such quarter and, until the earlier of the date we provide the waived financial information or December 31, 2004, we agree to file with the Commission on Form 8-K selected preliminary financial and activity information for each month after June 2004, not later than the 50th day after the end of such month, such information to include the following: revenues, certain expense data (including interest expense), current assets (including cash and cash equivalents) and current liabilities, outstanding indebtedness, capital expenditures, status of compliance with credit facility covenants (including amounts available for borrowing), management's discussion and analysis of the foregoing information and disclosure of rig hours and trucking hours.

Correction to Risk Factor

        In the "Certain Risk Factors" section of the Consent Solicitation Statement, the risk factor entitled "Our internal controls may be insufficient to detect in a timely manner misstatements that could occur in our financial statements in amounts that may be material" incorrectly states that "We will not be able to obtain the opinion of our independent public accounting firm on whether we have a material weakness until it conducts its audit of our financial statements for the year ending December 31, 2003, which will not be completed until early 2005." This statement is amended and restated in its entirety as follows: "We will not be able to obtain the opinion of our independent public accounting firm on whether we have a material weakness until it conducts its audit of our financial statements for the year ending December 31, 2004, which will not be completed until early 2005.

How to Consent

        If you have already properly completed, executed and delivered your letter of consent to the tabulation agent, you will be deemed to have consented to the proposed amendments and waived the Waived Defaults as provided in such letter of consent. In addition, in the event that we consummate the consent solicitation, you will be entitled to receive the consent payments and, the further consent payments as provided for herein. If you desire to revoke a consent, you must comply with the procedures for revoking consents described under "The Consent Solicitation—Revocation of Consents" in our Consent Solicitation Statement dated July 6, 2004.

        If you have not already properly completed, executed and delivered your letter of consent to the tabulation agent, you must comply with the procedures described under "The Consent Solicitation—How to Consent" in our Consent Solicitation Statement dated July 6, 2004. Holders of notes who do not timely consent to the proposed amendments and holders of notes whose consents to the proposed amendments are timely revoked will not receive the consent payment and the further consent payments even though the proposed amendments, if they are approved and become effective, will be binding on them.

Consequences to Non-Consenting Holders

        If the proposed amendments become effective, each holder and all subsequent holders of notes will be bound by such amendments, whether or not such holder consented to the proposed amendments. Holders who do not timely consent to the proposed amendments will not receive the consent payment or the further consent payments even though the proposed amendments will be binding on them if the proposed amendments become effective. Any holder that acquires the notes after the record date of July 2, 2004 will have to make arrangements between itself and the holder of the notes as of the record date to receive the consent payment or the further consent payments.

        EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NO OTHER TERMS OF THE CONSENT SOLICITATION HAVE BEEN SUPPLEMENTED OR AMENDED AND REMAIN AS SET FORTH IN THE CONSENT SOLICITATION STATEMENT.

QuickLinks

  Exhibit 99.3